UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  April 19, 2010

(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES
CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-2360	13-0871985
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

ARMONK, NEW YORK	10504
(Address of principal executive offices)	(Zip Code)

914-499-1900

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.   Results of Operations and Financial Condition.

The registrant’s press release dated April 19, 2010, regarding its financial results for the period ended March 31, 2010, including consolidated financial statements for the period ended March 31, 2010, is Attachment I of this Form 8-K.  Attachment II are the slides for IBM’s Chief Financial Officer Mark Loughridge’s first quarter earnings presentation on April 19, 2010, as well as certain reconciliation and other information (“Non-GAAP Supplementary Materials”) for information in Attachment I (press release), Attachment II (slides) and in Mr. Loughridge’s presentation. All of the information in Attachment I and II is hereby filed.

IBM’s web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/).  IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: April 19, 2010

	By:	/s/ James J. Kavanaugh

James J. Kavanaugh
Vice President and Controller

3

ATTACHMENT I

IBM REPORTS 2010 FIRST-QUARTER RESULTS

•  Diluted earnings per share of $1.97, up 16 percent;

•  Revenue of $22.9 billion, up 5 percent, flat adjusting for currency;

•  Net income of $2.6 billion, up 13 percent;

•  Pre-tax income of $3.5 billion, up 13 percent;

•  Pre-tax margin of 15.4 percent, up 1 point;

•  Gross profit margin of 43.6 percent, up 0.2 point;

•  Free cash flow of $1.4 billion, up approximately $400 million;

•  Software revenue up 11 percent;

•  Systems and Technology revenue up 5 percent;

•  Services revenue up 4 percent;

•  Services signings of $12.3 billion, down 2 percent;

•  Consulting services signings up 18 percent;

•  Strategic Outsourcing signings up 6 percent;

•  Services backlog of $134 billion, up $8 billion year to year;

•  Full-year 2010 earnings-per-share expectations raised to at least $11.20.

ARMONK, N.Y., April 19, 2010 . . . IBM (NYSE: IBM) today announced first-quarter 2010 diluted earnings of $1.97 per share compared with diluted earnings of $1.70 per share in the first quarter of 2009, an increase of 16 percent.

First-quarter net income was $2.6 billion compared with $2.3 billion in the first quarter of 2009, an increase of 13 percent.  Total revenues for the first quarter of 2010 of $22.9 billion increased 5 percent (flat, adjusting for currency) from the first quarter of 2009.

“In the first quarter, we drove significantly improved revenue growth rates from the fourth quarter across our businesses and geographies.  We had strong results in strategic investment areas including growth markets, business analytics and Smarter Planet solutions,” said Samuel J. Palmisano, IBM chairman, president and chief executive officer.

“Looking ahead, we are confident in our ability to grow revenue, and given our mix of higher-value business and productivity we will expand margins, grow profit, cash and EPS, and increase returns to shareholders.  Thus, we expect full-year 2010 diluted earnings per share of at least $11.20.”

The company also said it expects constant-currency revenue growth for IBM and for its total services, software and hardware businesses in the second quarter.

From a geographic perspective, the Americas’ first-quarter revenues were $9.5 billion, an increase of 2 percent (flat, adjusting for currency) from the 2009 period.  Revenues from Europe/Middle East/Africa were $7.6 billion, up 5 percent (down 2 percent, adjusting for currency).  Asia-Pacific revenues increased 10 percent (1 percent, adjusting for currency) to $5.3 billion.  OEM revenues were $543 million, up 18 percent compared with the 2009 first quarter.  Revenues from the company’s growth markets organization increased 20 percent (8 percent, adjusting for currency) and represented 19 percent of geographic revenues.

Total Global Services revenues increased 4 percent (down 2 percent, adjusting for currency).  Global Technology Services segment revenues increased 6 percent (flat, adjusting for currency) to $9.3 billion.  Global Business Services segment revenues were flat (down 5 percent, adjusting for currency) at $4.4 billion.

IBM signed services contracts totaling $12.3 billion, at actual rates, a decrease of 2 percent (7 percent, adjusting for currency), including 13 contracts greater than $100 million.

Application Management signings decreased 23 percent, or approximately $700 million.  Without the impact of this decline, total services signings would have been up 4 percent year to year.

Signings in Transactional services (Consulting, Integrated Technology Services and Application Management Systems Integration) were $5.5 billion, a decrease of

1 percent (6 percent, adjusting for currency).  Total Outsourcing services (Strategic Outsourcing and Application Management Outsourcing) signings decreased 3 percent (8 percent, adjusting for currency) to $6.8 billion.

Consulting services signings were up 18 percent, with 25 percent of signings related to Smarter Planet and Business Analytics.  Strategic Outsourcing signings increased 6 percent.

The estimated services backlog at March 31 was $134 billion at actual rates compared with $126 billion in the first-quarter 2009.

Revenues from the Software segment were $5.0 billion, an increase of 11 percent (5 percent, adjusting for currency) compared with the first quarter of 2009.  Revenues from IBM’s key middleware products, which include WebSphere, Information Management, Tivoli, Lotus and Rational products, were $2.8 billion, an increase of 13 percent (8 percent, adjusting for currency) versus the first quarter of 2009.  Operating systems revenues of $499 million increased 1 percent (down 3 percent, adjusting for currency) compared with the prior-year quarter.

Revenues from the WebSphere family of software products, which delivers capabilities that enable clients to integrate and manage business processes across the organization, increased 13 percent year over year.  Revenues from Information Management software, which enables clients to integrate, manage and use information to gain business value, increased 11 percent.  Revenues from Tivoli software, which helps clients manage technology and business assets by providing visibility, control and automation across the organization, increased 23 percent, and revenues from Lotus software, which connects people and processes for more effective communication and increased productivity through collaboration, messaging and social networking software, increased 1 percent.  Revenues from Rational software, which supports software development for both IT and embedded system solutions, increased 7 percent.

Revenues from the Systems and Technology segment totaled $3.4 billion for the quarter, up 5 percent (2 percent, adjusting for currency) from the first quarter of 2009.  Systems revenues increased 4 percent (1 percent, adjusting for currency).  Revenues from the System x increased 36 percent.  Revenues from POWER Systems decreased 17 percent compared with the 2009 period.  Revenues from System z mainframe server products decreased 17 percent compared with the year-ago period.  Total delivery of System z computing power, as measured in MIPS (millions of instructions per second), decreased 19 percent.  Revenues from System Storage increased 11 percent, and revenues from Retail Store Solutions increased 38 percent.  Revenues from Microelectronics OEM increased 16 percent.

Global Financing segment revenues decreased 7 percent (12 percent, adjusting for currency) in the first quarter to $537 million.

The company’s total gross profit margin was 43.6 percent in the 2010 first quarter compared with 43.4 percent in the 2009 first-quarter period, led by improving margins in both services segments and software.

Total expense and other income increased 2 percent to $6.5 billion compared with the prior-year period.  In each period, the company had gains from the sale of business operations that were largely offset by workforce rebalancing charges.  SG&A expense of $5.7 billion increased 8 percent year over year and included workforce rebalancing charges of approximately $560 million, the majority of which was in Europe and Asia, compared with prior-year expense of $5.3 billion that included $265 million of workforce rebalancing charges.  RD&E expense of $1.5 billion increased 2 percent compared with the year-ago period.  Intellectual property and custom development income decreased to $261 million compared with $268 million a year ago.  Other (income) and expense was income of $545 million including a gain of $591 million from the sale of Product Lifecycle Management operations, compared with prior-year income of $304 million that included $298 million from the sale of certain elements of the company’s logistics process operations.  Interest expense decreased to $82 million compared with $136 million in the prior year.

IBM’s tax rate in the first-quarter 2010 was 26.0 percent compared with 26.5 percent in the first quarter of 2009.

The weighted-average number of diluted common shares outstanding in the first-quarter 2010 was 1.32 billion compared with 1.35 billion shares in the same period of 2009.  As of March 31, 2010, there were 1.28 billion basic common shares outstanding.

Debt, including Global Financing, totaled $26.3 billion, compared with $26.1 billion at year-end 2009.  From a management segment view, Global Financing debt totaled $22.2 billion versus $22.4 billion at year-end 2009, resulting in a debt-to-equity ratio of 7.0 to 1.  Non-global financing debt totaled $4.1 billion, an increase of $357 million since year-end 2009, resulting in a debt-to-capitalization ratio of 17.7 percent from 16.0 percent.

IBM ended the first-quarter 2010 with $14.0 billion of cash on hand and generated free cash flow of $1.4 billion, up approximately $400 million year over year.  The company returned $4.7 billion to shareholders through $0.7 billion in dividends and $4.0 billion of share repurchases.  The balance sheet remains strong, and the company is well positioned to support its full-year objectives.

Forward-Looking and Cautionary Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including the following: a downturn in economic environment and corporate IT spending budgets; the company’s failure to meet growth and productivity objectives, a failure of the company’s innovation initiatives; risks from investing in growth opportunities; failure of the company’s intellectual property portfolio to prevent competitive offerings and the failure of the company to obtain necessary licenses; breaches of data security; fluctuations in revenue and purchases, impact of local legal, economic, political and health conditions; adverse effects from environmental matters, tax matters and the company’s pension plans; ineffective internal controls; the company’s use of accounting estimates; the company’s ability to attract and retain key personnel and its reliance on critical skills; impact of relationships with critical suppliers; currency fluctuations and customer financing risks; impact of changes in market liquidity conditions and customer credit risk on receivables; reliance on third party distribution channels; the company’s ability to successfully manage acquisitions and alliances; risk factors related to IBM securities; and other risks, uncertainties and factors discussed in the company’s Form 10-Q, Form 10-K and in the company’s other filings with the U.S. Securities and Exchange Commission (SEC) or in materials incorporated therein by reference.  The company assumes no obligation to update or revise any forward-looking statements.

Presentation of Information in this Press Release

In an effort to provide investors with additional information regarding the company’s results as determined by generally accepted accounting principles (GAAP), the company has also disclosed in this press release the following non-GAAP information which management believes provides useful information to investors:

IBM Results —

•  presenting non-global financing debt-to-capitalization ratio;

•  adjusting for free cash flow;

•  adjusting for currency (i.e., at constant currency).

The rationale for management’s use of non-GAAP measures is included as part of the supplementary materials presented within the first-quarter earnings materials.  These materials are available on the IBM investor relations Web site at www.ibm.com/investor and are being included in Attachment II (“Non-GAAP Supplementary Materials”) to the Form 8-K that includes this press release and is being submitted today to the SEC.

Conference Call and Webcast

IBM’s regular quarterly earnings conference call is scheduled to begin at 4:30 p.m. EDT, today.  Investors may participate by viewing the Webcast at www.ibm.com/investor/1q10.  Presentation charts will be available on the Web site shortly before the Webcast.

Financial Results Below (certain amounts may not add due to use of rounded numbers; percentages presented are calculated from the underlying whole-dollar amounts).

INTERNATIONAL BUSINESS MACHINES CORPORATION

COMPARATIVE FINANCIAL RESULTS

(Unaudited; Dollars in millions except per share amounts)

	Three Months Ended March 31,
			Percent
	2010	2009	Change
REVENUE

Global Technology Services	$9,306	$8,754	6.3%
Gross profit margin	34.4%	33.9%

Global Business Services	4,410	4,397	0.3%
Gross profit margin	27.3%	26.5%

Software	5,018	4,539	10.6%
Gross profit margin	84.6%	84.2%

Systems and Technology	3,385	3,228	4.9%
Gross profit margin	33.6%	34.0%

Global Financing	537	578	-7.1%
Gross profit margin	49.8%	45.9%

Other	200	213	-6.5%
Gross profit margin	-35.7%	52.7%

TOTAL REVENUE	22,857	21,711	5.3%

GROSS PROFIT	9,976	9,431	5.8%
Gross profit margin	43.6%	43.4%

EXPENSE AND OTHER INCOME

S,G&A	5,677	5,264	7.8%
Expense to revenue	24.8%	24.2%

R,D&E	1,509	1,480	2.0%
Expense to revenue	6.6%	6.8%

Intellectual property and custom development income	(261)	(268)	-2.4%
Other (income) and expense	(545)	(304)	79.6%

Interest expense	82	136	-39.6%

TOTAL EXPENSE AND OTHER INCOME	6,462	6,309	2.4%
Expense to revenue	28.3%	29.1%

INCOME BEFORE INCOME TAXES	3,515	3,122	12.6%
Pre-tax margin	15.4%	14.4%

Provision for income taxes	914	827	10.4%
Effective tax rate	26.0%	26.5%

NET INCOME	$2,601	$2,295	13.3%
Net margin	11.4%	10.6%

EARNINGS PER SHARE OF COMMON STOCK:
ASSUMING DILUTION	$1.97	$1.70	15.9%
BASIC	$2.00	$1.71	17.0%

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING (M’s):
ASSUMING DILUTION	1,321.6	1,349.5
BASIC	1,301.2	1,344.3

INTERNATIONAL BUSINESS MACHINES CORPORATION

CONSOLIDATED STATEMENT OF FINANCIAL POSITION

(Unaudited)

	At March 31,	At December 31,
(Dollars in Millions)	2010	2009
ASSETS

Current Assets:
Cash and cash equivalents	$12,472	$12,183
Marketable securities	1,505	1,791
Notes and accounts receivable - trade
(net of allowances of $214 in 2010 and $217 in 2009)	9,324	10,736
Short-term financing receivables
(net of allowances of $415 in 2010 and $438 in 2009)	13,083	14,914
Other accounts receivable
(net of allowances of $9 in 2010 and $15 in 2009)	1,104	1,143
Inventories, at lower of average cost or market:
Finished goods	555	533
Work in process and raw materials	1,969	1,960
Total inventories	2,524	2,494
Deferred taxes	1,565	1,730
Prepaid expenses and other current assets	4,121	3,946
Total Current Assets	45,697	48,935

Plant, rental machines, and other property	39,018	39,596
Less: Accumulated depreciation	25,178	25,431
Plant, rental machines, and other property - net	13,841	14,165
Long-term financing receivables
(net of allowances of $94 in 2010 and $97 in 2009)	9,542	10,644
Prepaid pension assets	3,289	3,001
Deferred taxes	3,537	4,195
Goodwill	20,889	20,190
Intangible assets - net	2,618	2,513
Investments and sundry assets	5,794	5,379
Total Assets	$105,208	$109,022

LIABILITIES AND EQUITY

Current Liabilities:
Taxes	$2,775	$3,826
Short-term debt	5,014	4,168
Accounts payable	6,345	7,436
Compensation and benefits	3,701	4,505
Deferred income	11,456	10,845
Other accrued expenses and liabilities	5,285	5,223
Total Current Liabilities	34,575	36,002

Long-term debt	21,305	21,932
Retirement and nonpension postretirement benefit obligations	15,216	15,953
Deferred income	3,456	3,562
Other liabilities	8,506	8,819
Total Liabilities	83,059	86,267

Contingencies and Commitments

Equity:
IBM Stockholders’ Equity:
Common stock	42,665	41,810
Retained earnings	82,783	80,900
Treasury stock — at cost	(85,238)	(81,243)
Accumulated other comprehensive income/(loss)	(18,178)	(18,830)

Total IBM stockholders’ equity	22,033	22,637

Noncontrolling interests	116	118
Total Equity	22,149	22,755
Total Liabilities and Equity	$105,208	$109,022

INTERNATIONAL BUSINESS MACHINES CORPORATION

CASH FLOW ANALYSIS

(Unaudited)

	Three Months Ended
	March 31,
(Dollars in Millions)	2010	2009
Net Cash from Operations	$4,437	$4,386

Less: Global Financing (GF) Accounts Receivable	2,101	2,584

Net Cash from Operations
(Excluding GF Accounts Receivable)	2,335	1,802

Net Capital Expenditures	(904)	(760)

Free Cash Flow
(Excluding GF Accounts Receivable)	1,432	1,043

Acquisitions	(824)	(21)
Divestitures	0	356
Share Repurchase	(4,017)	(1,765)
Dividends	(718)	(675)
Non-GF Debt	341	(1,915)
Other (including GF Accounts Receivable, GF Debt)	3,789	2,367

Change in Cash and Marketable Securities	$3	$(612)

INTERNATIONAL BUSINESS MACHINES CORPORATION

SEGMENT DATA

(Unaudited)

	FIRST-QUARTER 2010
				Pre-tax
	Revenue			Income/	Pre-tax
(Dollars in Millions)	External	Internal	Total	(Loss)	Margin
SEGMENTS

Global Technology Services	$9,306	$320	$9,626	$964	10.0%
% change	6.3%	-6.4%	5.8%	-12.6%

Global Business Services	4,410	203	4,613	445	9.7%
% change	0.3%	-12.5%	-0.4%	-14.6%

Software	5,018	758	5,776	2,052	35.5%
% change	10.6%	23.5%	12.1%	53.7%

Systems and Technology	3,385	173	3,559	(170)	-4.8%
% change	4.9%	-1.6%	4.5%	nm

Global Financing	537	403	941	427	45.4%
% change	-7.1%	3.5%	-2.9%	18.7%

TOTAL REPORTABLE SEGMENTS	22,657	1,858	24,515	3,719	15.2%
% change	5.4%	5.9%	5.4%	11.1%

Eliminations / Other	200	(1,858)	(1,658)	(205)

TOTAL IBM CONSOLIDATED	$22,857	$0	$22,857	$3,515	15.4%
% change	5.3%		5.3%	12.6%

nm — not meaningful

	FIRST-QUARTER 2009
				Pre-tax
	Revenue			Income/	Pre-tax
(Dollars in Millions)	External	Internal	Total	(Loss)	Margin
SEGMENTS

Global Technology Services	$8,754	$342	$9,096	$1,104	12.1%

Global Business Services	4,397	232	4,629	521	11.3%

Software	4,539	614	5,153	1,335	25.9%

Systems and Technology	3,228	176	3,404	28	0.8%

Global Financing	578	390	968	360	37.2%

TOTAL REPORTABLE SEGMENTS	21,498	1,754	23,251	3,348	14.4%

Eliminations / Other	213	(1,754)	(1,540)	(226)

TOTAL IBM CONSOLIDATED	$21,711	$0	$21,711	$3,122	14.4%

Contact:	IBM
Mike Fay, 914/499-6107
mikefay@us.ibm.com

John Bukovinsky
732-618-3531
jbuko@us.ibm.com

ATTACHMENT II

1Q 2010 Earnings Presentation April 19, 2010

Forward Looking Statements Certain comments made in this presentation may be characterized as forward looking under the Private Securities Litigation Reform Act of 1995. Those statements involve a number of factors that could cause actual results to differ materially. Additional information concerning these factors is contained in the Company's filings with the SEC. Copies are available from the SEC, from the IBM web site, or from IBM Investor Relations. These charts and the associated remarks and comments are integrally related, and are intended to be presented and understood together.

1Q 2010 Highlights Increasing EPS expectations to at least $11.20 in 2010 Significant improvements in revenue growth rates across the segments and geographies Continued margin expansion through improving mix and ongoing focus on productivity Strong cash flow performance, supporting ongoing investments and shareholder returns +13% yr/yr $3.5B Pre-Tax Income +$400M yr/yr $1.4B Free Cash Flow* +16% yr/yr $1.97 EPS * Excluding GF Receivables

Revenue Growth Rate Improvement @ Constant Currency Broad-based improvements in revenue growth rates 5 pts (1 pts) 11 pts 9 pts 4 pts 3 pts 1Q10 Yr/Yr vs. 4Q09 Yr/Yr Total Revenue Global Financing Systems & Technology Software Global Business Services Global Technology Services Segment Revenue 7 pts BRIC 5 pts Major Markets 4 pts Asia 6 pts Growth Markets 6 pts Americas 5 pts EMEA 5 pts 1Q10 Yr/Yr vs. 4Q09 Yr/Yr Total Revenue Geo Revenue

Financial Summary 1.0 pts 15.4% PTI Margin 16% $1.97 EPS 2% 1,321.6 Shares (Diluted) (M) 13% $2.6 Net Income 0.5 pts 26.0% Tax Rate 13% $3.5 Pre-Tax Income (2%) $6.5 Expense 0.2 pts 43.6% GP % Flat @CC 5% $22.9 Revenue B/(W) Yr/Yr 1Q10 $ in Billions, except EPS Improving revenue growth and margin expansion drive profit performance

Revenue by Geography (2%) 2% Major Markets 8% 20% Growth Markets 14% 23% BRIC Countries (2%) 5% 7.6 Europe/ME/A Flat 5% $22.3 Total Geographies Flat 5% $22.9 IBM 1Q10 1% 10% 5.3 Asia Pacific Flat 2% $9.5 Americas B/(W) Yr/Yr Rptd @CC $ in Billions APac +7% @CC OEM +18% U.S. -1% EMEA Canada/ LA Japan -3% @CC Growth markets outpace major markets by 10 points

Revenue and Gross Margin by Segment 43.6% 44.3% 49.8% 33.6% 84.6% 27.3% 34.4% 1Q10 0.2 pts 1.0 pts 3.9 pts (0.4 pts) 0.4 pts 0.7 pts 0.5 pts B/(W) Yr/Yr Pts 5% 11% 5.0 Software 1Q10 Flat 5% $22.9 Total IBM Flat 5% $22.7 Total Segments (12%) (7%) 0.5 Global Financing 2% 5% 3.4 Systems & Technology (5%) Flat 4.4 Global Business Services Flat 6% $9.3 Global Technology Services B/(W) Yr/Yr Rptd @CC $ in Billions Gross Profit Margin Revenue Performance led by Software

Expense Summary 5 pts 2 pts 0 pts Ops (1 pts) (7 pts) (2%) $6.5 Total Expense & Other Income 40% 0.1 Interest Expense 80% (0.5) Other (Income)/Expense (3) (2%) (0.3) IP and Development Income (1 pts) (3 pts) (2%) 1.5 RD&E (1 pts) (7 pts) (8%) $5.7 SG&A (2) Acq. (1) Currency B/(W) Yr/Yr 1Q10 Includes acquisitions made in the last twelve months Includes yr/yr increase of $293M in workforce rebalancing Includes PLM gain of $591M in 1Q10 and Geodis gain of $298M in 1Q09 $ in Billions B/(W) Yr/Yr Drivers Improving operating leverage through productivity

Pre-Tax Income by Segment 0.8 pts 0.8 pts 15.2% 11% 11% $3.7 Total Segments 1.0 pts 1.0 pts 15.4% 13% 13% $3.5 Total IBM 45.4% (4.8%) 35.5% 9.7% 10.0% Segment PTI % 8.2 pts (5.6 pts) 9.6 pts (1.6 pts) (2.1 pts) B/(W) Yr/Yr 7.9 pts (2.2 pts) 2.8 pts (0.5 pts) 0.3 pts B/(W) Yr/Yr w/o Unique Items* (4%) (15%) 0.4 Global Business Services 18% nm 25% 9% B/(W) Yr/Yr w/o Unique Items* (13%) $1.0 Global Technology Services 54% 2.1 Software 0.4 (0.2) Segment PTI $ 19% nm B/(W) Yr/Yr Global Financing Systems & Technology $ in Billions * 1Q10: PLM gain of $591M and Workforce Rebalancing charge of $559M 1Q09: Geodis gain of $298M and Workforce Rebalancing charge of $265M

(2.1 pts) 10.0% PTI Margin @CC Rptd 1Q10 0.3 pts 12.8% PTI Margin excl Unique Items 0.5 pts 34.4% Gross Margin (External) Flat 6% $9.3 Revenue (External) B/(W) Yr/Yr Services Segments GTS Outsourcing 40% Global Business Services 32% Integrated Technology Services 15% Maint. 13% $ in Billions Global Technology Services (GTS) Global Business Services (GBS) Improving revenue performance in both GTS and GBS 1Q10 Revenues (% of Total Services) (Growth @CC) 1% Yr/Yr (5%) Yr/Yr 1% Yr/Yr (4%) Yr/Yr (1%) 4% Total Signings w/o AMS @CC Rptd 1Q10 (7%) (2%) $12.3 Total Signings (6%) (1%) 5.5 Transactional - ITS, Consulting, AMS SI (8%) (3%) $6.8 Outsourcing - GTS O/S, Appl. O/S (AMS) B/(W) Yr/Yr Global Services Signings $ in Billions (1.6 pts) 9.7% PTI Margin @CC Rptd 1Q10 (0.5 pts) 12.4% PTI Margin excl Unique Items 0.7 pts 27.3% Gross Margin (External) (5%) Flat $4.4 Revenue (External) B/(W) Yr/Yr $ in Billions

Software Segment 2.8 pts 27.0% PTI Margin excl Unique Items @CC Rptd 1Q10 9.6 pts 35.5% PTI Margin 0.4 pts 84.6% Gross Margin (External) 5% 11% $5.0 Revenue (External) B/(W) Yr/Yr @CC Rptd 5% 7% 8% 2% (3%) 18% 6% 8% 11% Total Software 12% Total Middleware 13% Key Branded Middleware 7% Rational 1% Lotus Yr/Yr 1Q10 Revenue 23% Tivoli 11% Information Management 13% WebSphere Family 1Q10 Revenue (% of Total Software) Key Branded Middleware 56% Operating Systems 10% Other Middleware 24% Other 10% $ in Billions Gained share in Branded Middleware and each of the five key brands

Systems & Technology Segment (2.2 pts) (3.2%) PTI Margin excl Unique Items @CC Rptd 1Q10 (5.6 pts) (4.8%) PTI Margin (0.4 pts) 33.6% Gross Margin (External) 2% 5% $3.4 Revenue (External) B/(W) Yr/Yr $ in Billions 1Q10 Revenue (% of Total Sys & Tech) Servers 63% Storage 20% Micro OEM 12% RSS Yr/Yr 1Q10 Revenue 2% 16% 1% 35% 7% 31% (20%) (18%) @CC (17%) POWER Systems 4% Total Systems 5% Total Systems & Technology 16% Microelectronics OEM 38% Retail Store Solutions 11% Storage 36% System x Rptd (17%) System z Gained share in Storage, System x, RSS, and Mid-range Power

Cash Flow Analysis $1.1 $0.6 $0.0 Change in Cash & Marketable Securities 1.7 (4.7) (7.4) (2.9) 0.4 (1.2) 15.1 (3.7) 18.9 1.9 $20.8 FY09 1.4 3.8 Other (includes GF A/R & GF Debt) 2.3 0.3 Non-GF Debt (2.3) (4.0) Share Repurchases 0.0 (0.7) Dividends (0.4) 0.0 Divestitures (0.8) (0.8) Acquisitions 0.4 1.4 Free Cash Flow (excluding GF Receivables) (0.1) (0.9) Net Capital Expenditures B/(W) Yr/Yr 1Q10 0.5 2.3 Net Cash from Operations (excluding GF Receivables) (0.5) 2.1 Less: Global Financing Receivables $0.1 $4.4 Net Cash from Operations $ in Billions

7.0 18% 22.1 83.1 26.3 22.2 4.1 56.7 105.2 29.9 61.3 $14.0 Mar.10 7.1 16% 22.8 86.3 26.1 22.4 3.7 60.2 109.0 33.3 61.7 $14.0 Dec. 09 13.7 Equity 88.3 Total Liabilities 31.0 Total Debt 23.4 Global Financing Debt 7.6 Non-GF Debt* 7.0 Global Financing Leverage 42% 57.3 101.9 30.5 59.1 $12.3 Mar. 09 Non-GF Debt / Capital Other Liabilities Total Assets Global Financing Assets Non-GF Assets* Cash & Marketable Securities Balance Sheet Summary $ in Billions * Includes eliminations of inter-company activity

1Q09 EPS Revenue Growth @ Actual Gross Margin Expense Productivity Share Repurchases 1Q10 EPS Tax Rate $0.09 $0.03 $0.10 $0.04 EPS Bridge – 1Q09 to 1Q10 $0.01 $1.70 $1.97

1Q 2010 Summary Increasing EPS expectations to at least $11.20 in 2010 2006 2010 $6.05 $11.20+ 2007 $7.15 2008 $8.89 Broad-based improvement in revenue performance Margin expansion through shift to higher value and focus on productivity Strong profit and cash performance Continued IBM’s transformation: Acquired high value capabilities Divested of lower value operations Introduced new technology Continued productivity initiatives 2009 $10.01 Note: 2006-2008 EPS reflects the adoption of amendments to ASC 260, “Earnings Per Share” EPS

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Supplemental Materials Currency – Year/Year Comparison Supplemental Segment Information – Global Services Supplemental Segment Information – Systems & Technology, Software Global Financing Portfolio Revenue by Key Industry Sales Unit Cash Flow (FAS 95) Revenue Growth Rate Improvement @CC Supplemental EPS Information – Acquisition-Related Activity Non-GAAP Supplementary Materials Constant Currency, Cash Flow Debt-to-Capital Ratio, Unique Items Reconciliation of Segment Revenue Growth Rates Reconciliation of Geography Revenue Growth, Reconciliation of Services Segment Revenue Growth Rates Reconciliation of Pre-Tax Income Reconciliation of Debt-to-Capital Ratio Some columns and rows in these materials, including the supplemental exhibits, may not add due to rounding

Currency – Year/Year Comparison ~(1)-0 pts ~1-2 pts ~4-5 pts ~6-7 pts January 19 View 5% $22.9 Revenue As Reported 5 pts 1.2 Currency Impact Flat $21.7 Revenue @CC Yr/Yr (US$B) ~(2-3 pts) (3%) (6%) (9%) 4Q10 2-3 pts 5% 0% (1%) 2Q10 ~(1)-0 pts 1% (6%) (6%) 3Q10 93 0.65 0.74 4/16 Spot 5 pts 3% 8% 6% Yr/Yr 1Q10 IBM Revenue Impact 91 Yen 0.64 Pound 0.72 Euro Negative Yr/Yr growth signifies a translation hurt IBM hedges its major cross-border cash flows. The impact of these hedging programs is principally reflected in Other Income and Expense, as well as Cost of Goods Sold. Yr/Yr @ 4/16 Spot Quarterly Averages per US $

Supplemental Segment Information – 1Q 2010 @CC Yr/Yr Global Services (5%) Flat Global Business Services Flat 6% Global Technology Services 1% 7% Maintenance Revenue Growth (4%) 2% Integrated Tech Services 1% 8% GTS Outsourcing $134B Backlog Backlog 1Q10 Global Services $7B Year-to-Year ($2B) Quarter-to-Quarter Change in Backlog due to Currency

Supplemental Segment Information – 1Q 2010 Share GP% @CC Yr/Yr Systems & Technology 2% 16% 1% 35% 7% 31% (20%) (18%) = = = 5% Total Systems & Technology 16% Microelectronics OEM 4% Total Systems 38% Retail Store Solutions 11% Storage 36% System x Revenue Growth (17%) POWER Systems (17%) System z Revenue Growth 5% 11% Total Software 4% 10% Other Software/Services (3%) 1% Operating Systems 7% 12% Total Middleware 4% 9% Other Middleware 8% 13% Key Branded Middleware 2% 7% Rational (3%) 1% Lotus @CC Yr/Yr Software 18% 23% Tivoli 6% 11% Information Management 8% 13% WebSphere Family

Global Financing Portfolio 1Q10 4Q09 1Q09 Identified Loss Rate 1.9% 1.6% 1.7% Anticipated Loss Rate 0.4% 0.5% 0.6% Reserve Coverage 2.3% 2.1% 2.3% Client Days Delinquent Outstanding 3.3 2.4 3.8 Commercial A/R > 30 Days $49M $28M $63M 1Q10 – $22.0B Net External Receivables 25% 35% 21% 11% 5% 3% 0% 5% 10% 15% 20% 25% 30% 35% 40% Aaa-A3 Baa1-Baa3 Ba1-Ba2 Ba3-B1 B2-B3 Caa-D Investment Grade 60% Non-Investment Grade 40%

Flat 5% $22.9 Total IBM 4% 10% 4.4 General Business 1Q10 Flat 5% $22.4 All Sectors (7%) (1%) 2.2 Communications 5% 10% 2.3 Distribution (2%) 3% 2.5 Industrial Flat 5% 3.7 Public (1%) 5% $6.4 Financial Services B/(W) Yr/Yr Rptd @CC Revenue by Key Industry Sales Unit $ in Billions General Business Comms Distribution Industrial Public Financial Services

Cash Flow (FAS 95) ($0.4) (0.2) (4.6) 0.2 (1.8) (0.7) (2.4) 0.0 0.4 0.0 0.4 (0.8) 4.4 2.6 (1.9) 0.1 1.2 $2.3 1Q09 $0.3 (0.1) (3.4) 0.9 (4.0) (0.7) 0.5 (0.7) 1.0 (0.8) 0.0 (0.9) 4.4 2.1 (1.6) 0.2 1.2 $2.6 1Q10 Net Change in Cash & Cash Equivalents Working Capital / Other Effect of Exchange Rate changes on Cash Net Cash used in Financing Activities Common Stock Transactions - Other Common Stock Repurchases Dividends Debt, net of payments & proceeds Net Cash used in Investing Activities Marketable Securities / Other Investments, net Acquisitions, net of cash acquired Divestitures, net of cash transferred Capital Expenditures, net of payments & proceeds Net Cash provided by Operating Activities Global Financing A/R Stock-based Compensation Depreciation / Amortization of Intangibles Net Income from Operations $ in Billions

Revenue Growth Rate Improvement @CC 5 pts (1 pts) 11 pts 9 pts 4 pts 3 pts Growth Rate Improvement Flat (5%) Total Revenue (12%) (12%) Global Financing 2% (9%) Systems & Tech 5% (4%) Software (5%) (9%) Global Business Svcs Flat (3%) Global Tech Svcs 1Q10 Yr/Yr 4Q09 Yr/Yr Segment Revenue 6 pts 8% 2% Growth Mkts 4 pts 1% (3%) Asia 5 pts (2%) (7%) EMEA 6 pts Flat (6%) Americas 7 pts 14% 7% BRIC 5 pts 5 pts Growth Rate Improvement Flat (5%) Total Revenue (2%) (7%) Major Mkts 1Q10 Yr/Yr 4Q09 Yr/Yr Geo Revenue 1Q10 Yr/Yr vs. 4Q09 Yr/Yr

Supplemental EPS Information – Acquisition-Related Activity The company is including a view of the impact of certain acquisition-related charges on IBM’s earnings results. Management’s view is that this supplemental information provides additional insight into the company’s ongoing operations and enables a more meaningful comparison to other companies in the technology sector who present similar information.

Supplemental EPS Information – Acquisition-Related Activity - 2010 $2.03 EPS $2,687 Net Income $3,631 Pre-Tax Income Results excluding Acquisition-Related Activity * $0.06 EPS $86 Net Income 2 Acquisition-Related Charges 0 In Process R&D 115 Amortization of Acquired Intangibles $116 Pre-Tax Income Total Adjustments $1.97 EPS $2,601 Net Income $3,515 Pre-Tax Income As Reported 1Q10 $ in Millions, except EPS * Non-GAAP financial measure

Non-GAAP Supplementary Materials In an effort to provide investors with additional information regarding the company's results as determined by generally accepted accounting principles (GAAP), the company also discusses, in its earnings press release and/or earnings presentation materials, the following Non-GAAP information which management believes provides useful information to investors. Constant Currency Management refers to growth rates at constant currency or adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of the company's business performance. Constant currency revenue results are calculated by translating current period revenue in local currency using the prior year's currency conversion rate. This consistent approach is based on the pricing currency for each country which is typically the functional currency. Generally, when the dollar either strengthens or weakens against other currencies, the growth at constant currency rates or adjusting for currency will be higher or lower than growth reported at actual exchange rates. Cash Flow Management includes presentations of both cash flow from operations and free cash flow that exclude the effect of Global Financing Receivables. For a financing business, increasing receivables is the basis for growth. Receivables are viewed as an investment and an income-producing asset. Therefore, management presents financing receivables as an investing activity. Management’s view is that this presentation gives the investor the best perspective of cash available for new investment or for distribution to shareholders.

Non-GAAP Supplementary Materials Debt-to-Capital Ratio Management presents its debt-to-capital ratio excluding the Global Financing business. A financing business is managed on a leveraged basis. The company funds its Global Financing segment using a debt-to-equity ratio target of approximately 7 to 1. Given this significant leverage, the company presents a debt-to-capital ratio which excludes the Global Financing segment debt and equity because the company believes this is more representative of the company’s core business operations. Unique Items Management presents certain segment financial results excluding the effects of the following items: (1) PLM gain in 2010, (2) Geodis gain in 2009 and (3) Workforce Rebalancing in both 2009 and 2010. Given the unique nature of these items, management believes that presenting certain segment financial information without these items is more representative of the segment’s operational performance and provides additional insight into, and clarifies the basis for, historical and/or future performance, which may be more useful for investors.

Non-GAAP Supplementary Materials Reconciliation of Segment Revenue Growth Rates 18% 14% (2%) 6% 2% (3%) 1% (6%) (4%) 2% (3%) 4% As Rptd 7% 2% (7%) (3%) (7%) (6%) (5%) (12%) (9%) (4%) (9%) (3%) @CC 5 pts 4 pts Major Markets 6 pts 6 pts Growth Markets 7 pts 5 pts BRIC 6 pts 5 pts Americas 5 pts 3 pts EMEA 4 pts 4 pts Asia 5 pts 4 pts Total Revenue (1 pts) (1 pts) Global Financing 11 pts 9 pts Systems & Technology 9 pts 8 pts Software 4 pt 3 pts Global Business Services 3 pts 2 pts Global Technology Services @CC As Rptd 1Q10 Yr/Yr vs. 4Q09 Yr/Yr The above serves to reconcile the Non-GAAP financial information contained in the “Revenue Growth Rate Improvement @ Constant Currency” discussion regarding segment revenue growth in the company’s earnings presentation. The above reconciles the sequential change from 4Q09 to 1Q10. See Slide 28 of this presentation for additional information on the use of these Non-GAAP financial measures. 4Q09 Yr/Yr

Non-GAAP Supplementary Materials Reconciliation of Geography Revenue Growth @CC As Rptd 7% (3%) 8% 21% Flat 17% Asia Pacific, other than Japan Japan UK 1Q10 Yr/Yr The above serves to reconcile the Non-GAAP financial information contained in the “Revenue by Geography” and “Services Segment” discussion regarding revenue growth in certain geographies/countries/segments in the company’s earnings presentation. The above “Services Segment” section reconciles the sequential change from 4Q09 to 1Q10. See Slide 28 of this presentation for additional information on the use of these Non-GAAP financial measures. Reconciliation of Services Segment Revenue Growth Rates 3 pts 2 pts Global Services @CC As Rptd 1Q10 Yr/Yr vs. 4Q09 Yr/Yr

IBM

Non-GAAP Supplementary Materials

Reconciliation of Pre-Tax Income

Pre-Tax Income	1Q10	1Q09	B/(W) Yr/Yr	PLM Gain	Workforce Rebalancing 1Q10	Geodis Gain	Workforce Rebalancing 1Q09	1Q10 w/o Unique Items*	1Q09 w/o Unique Items*	B/(W) Yr/Yr w/o Unique Items*
Global Technology Services	$1.0	$1.1	(13%)	$ -	$0.3	($0.1)	$0.1	$1.2	$1.1	9%
Global Business Services	0.4	0.5	(15%)	-	0.1	(0.0)	0.1	0.6	0.6	(4%)
Software	2.1	1.3	54%	(0.6)	0.1	(0.1)	0.0	1.6	1.2	25%
Systems & Technology	(0.2)	0.0	nm	-	0.1	(0.1)	0.0	(0.1)	(0.0)	nm
Global Financing	0.4	0.4	19%	-	0.0	-	0.0	0.4	0.4	18%
Total Segments	$3.7	$3.3	11%	($0.6)	$0.6	($0.3)	$0.3	$3.7	$3.3	11%
Total IBM	$3.5	$3.1	13%	($0.6)	$0.6	($0.3)	$0.3	$3.5	$3.1	13%

Pre-Tax Income Margin	1Q10	1Q09	B/(W) Yr/Yr	PLM Gain	Workforce Rebalancing 1Q10	Geodis Gain	Workforce Rebalancing 1Q09	1Q10 w/o Unique Items*	1Q09 w/o Unique Items*	B/(W) Yr/Yr w/o Unique Items*
Global Technology Services	10.0%	12.1%	(2.1 pts)	-	2.8 pts	(0.9 pts)	1.3 pts	12.8%	12.5%	0.3 pts
Global Business Services	9.7%	11.3%	(1.6 pts)	-	2.8 pts	(1.0 pts)	2.7 pts	12.4%	12.9%	(0.5 pts)
Software	35.5%	25.9%	9.6 pts	(10.2 pts)	1.7 pts	(2.1 pts)	0.3 pts	27.0%	24.2%	2.8 pts
Systems & Technology	(4.8%)	0.8%	(5.6 pts)	-	1.6 pts	(1.9 pts)	0.1 pts	(3.2%)	(0.9%)	(2.2 pts)
Global Financing	45.4%	37.2%	8.2 pts	-	0.2 pts	-	0.5 pts	45.7%	37.7%	7.9 pts
Total Segments	15.2%	14.4%	0.8 pts	(2.4 pts)	2.3 pts	(1.3 pts)	1.1 pts	15.0%	14.3%	0.8 pts
Total IBM	15.4%	14.4%	1.0 pts	(2.6 pts)	2.4 pts	(1.4 pts)	1.2 pts	15.2%	14.2%	1.0 pts

*1Q10: PLM Gain ($591M) and Workforce Rebalancing ($559M); 1Q09: Geodis Gain ($298M) and Workforce Rebalancing ($265M)

The above serves to reconcile the Non-GAAP financial information contained in the "Pre-Tax Income by Segment" discussion in the company's earnings presentation. See Slide 29 of this presentation for additional information on the use of these Non-GAAP financial measures.

www.ibm.com/investor

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Reconciliation of Debt-to-Capital Ratio 42% 69% 1Q09 16% 53% FY09 1Q10 18% 54% Non-Global Financing Debt / Capital IBM Consolidated Debt / Capital The above serves to reconcile the Non-GAAP financial information contained in the “Balance Sheet Summary” discussion regarding the non-Global Financing debt to capital ratio in the company’s earnings presentation. See Slide 29 of this presentation for additional information on the use of these Non-GAAP financial measures. Non-GAAP Supplementary Materials

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